UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported):	March 20, 2006

InFocus Corporation

(Exact name of registrant as specified in its charter)

Oregon	000-18908	93-0932102
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification number)

27700B SW Parkway Avenue, Wilsonville, Oregon 97070

(Address of principal executive offices, including zip code)

(503) 685-8888

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.                                          Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On March 20, 2006, the Registrant received a Staff Determination notice from the Nasdaq Stock Market stating the Company is not in compliance with Nasdaq’s Marketplace Rule 4310(c)(14) because the Registrant has not yet filed its Annual Report on Form 10-K for its fiscal year ended December 31, 2005. Therefore, the Registrant’s securities are subject to delisting. On March 23, 2006, the Registrant issued a press release announcing the receipt of the notice. A copy of the press release issued by the Registrant concerning the foregoing is attached hereto as Exhibit 99.1.

The Registrant has requested an oral hearing to appeal this determination. This hearing request will stay the delisting until the hearing panel has rendered a decision. There can be no assurances that the hearing panel will grant the Registrant’s request for continued listing.

Item 9.01                                             Financial Statements and Exhibits

(d)                                 Exhibits. The following exhibit is attached hereto and this list is intended to constitute the exhibit index.

99.1                           Press release dated March 23, 2006, announcing notification from the Nasdaq Stock Market.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INFOCUS CORPORATION

Dated: March 23, 2006	By:	/s/ Roger Rowe
Roger Rowe
Vice President, Finance and Chief Financial Officer